EXHIBIT 3.3
CERTIFICATE OF INCORPORATION
OF
OI LIBBEY GLASS STS INC.
     1. The name of the corporation is:
     OI Libbey Glass STS Inc.
     2. The address of its registered office in the State of Delaware is 229 South State Street in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.
     3. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.
     4. The total number of shares of all classes of stock that the corporation shall have authority to issue is 1,000 shares, all of which are Common Stock with a par value of $0.01.
     5. The name and mailing address of the incorporator is
Robert J. Palme
Latham & Watkins
885 Third Avenue
New York, New York 10022
     6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the corporation.
     7. Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.
     8. No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.
     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 8th day of March, 1987.

/s/ Robert J. Palme Robert J. Palme Incorporator

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
OI LIBBEY GLASS STS INC.

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

     We, the Vice President and Assistant Secretary of OI Libbey Glass STS Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:
     FIRST: That the Certificate of Incorporation of said corporation has been amended as follows:
     By striking out the whole of Article 1 thereof as it now exists and inserting in lieu and instead thereof a new Article 1, reading as follows:
     “1. The name of the corporation is:
Libbey Glass Inc.”
     SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, we have signed this certificate this 8th day of April, 1987.

/s/ Thomas L. Young
Thomas L. Young Vice President

ATTEST:

/s/ Edward A. Gilhuly
Edward A. Gilhuly Assistant Secretary

CERTIFICATE OF MERGER
OF
OI DUROBOR STS INC.
INTO
LIBBEY GLASS INC.
     The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware.
     DOES HEREBY CERTIFY:
     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
OI Durobor STS Inc.	Delaware
Libbey Glass Inc.	Delaware
     SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of the corporations law of the State of Delaware.
     THIRD: The name of the surviving corporation is Libbey Glass Inc.
     FOURTH: That Libbey Glass Inc. is the owner of all of the stock of constituent corporations.
     FIFTH: That the Certificate of Incorporation of Libbey Glass Inc., a Delaware corporation which will survive the merger shall be the Certificate of Incorporation of the surviving corporation.

     SIXTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is One SeaGate, Toledo, Ohio 43666.
     SEVENTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporations.
     EIGHTH: This Certificate of Merger shall be effective on March 21, 1990.

LIBBEY GLASS INC.
/s/ David G. Van Hooser
David G. Van Hooser
Vice President and Treasurer

/s/ Arthur H. Smith
Arthur H. Smith
Secretary

OI DUROBOR STS INC.
/s/ David G. Van Hooser
David G. Van Hooser
Vice President and Treasurer

/s/ Arthur H. Smith
Arthur H. Smith
Secretary

CERTIFICATE OF MERGER
OF
CORPORATE TRANSPORT, INC.
INTO
LIBBEY GLASS INC.
     The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the States of Delaware and Ohio.
     DOES HEREBY CERTIFY:
     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
Corporate Transport, Inc.	Ohio
Libbey Glass Inc.	Delaware
     SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of the corporations law of the State of Delaware and Ohio.
     THIRD: The name of the surviving corporation is Libbey Glass Inc.
     FOURTH: That Libbey Glass Inc. is the owner of all of the stock of constituent corporations.
     FIFTH: That the Certificate of Incorporation of Libbey Glass Inc., a Delaware corporation which will survive the merger shall be the Certificate of Incorporation of the surviving corporation.

     SIXTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is One SeaGate, Toledo, Ohio 43666.
     SEVENTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporations.
     EIGHTH: This Certificate of Merger shall be effective on March 21, 1990.

CORPORATE TRANSPORT, INC	LIBBEY GLASS INC.
/s/ David G. Van Hooser David G. Van Hooser Vice President	/s/ David G. Van Hooser David G. Van Hooser Vice President and Treasurer
/s/ Arthur H. Smith Arthur H. Smith Secretary	/s/ Arthur H. Smith Arthur H. Smith Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 06/29/1990
901805084 - 2119655
CERTIFICATE OF OWNERSHIP
MERGING
LGC, INC.
INTO
LIBBEY GLASS INC.
(Pursuant to Section 253 of the General
Corporation Law of Delaware)
     LIBBEY GLASS INC., a corporation incorporated on the 9th day of March, 1987, pursuant to the provisions of the General Corporation Law of the State of Delaware;
     DOES HEREBY CERTIFY that this Corporation owns at least 90% of the capital stock of LGC, INC., a corporation incorporated on the 22nd day of August, 1905, pursuant to the provisions of the Ohio General Corporation Law, and that this Corporation, by a resolution of its Board of Directors duly adopted by unanimous written consent in lieu of a meeting as of the 29th day of June, 1990, determined to and did merge into itself said LGC, Inc., which resolution is in the following words to wit:
     WHEREAS this Corporation lawfully owns at least 90% of the outstanding stock of LGC, Inc., a corporation organized and existing under the laws of Ohio, and
     WHEREAS this Corporation desires to merge into itself the said LGC, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said Corporation,
     NOW, THEREFORE, BE IT RESOLVED, that this Corporation merges into itself said LGC, Inc. and assumes all of its liabilities and obligations, and

     FURTHER RESOLVED, that the president or a vice-president, and the secretary or assistant secretary of this Corporation be and they hereby are directed to make and execute, under the corporate seal of this Corporation, a certificate of ownership setting forth a copy of the resolution to merge said LGC, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County; and
     FURTHER RESOLVED, that the officers of this Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.
     IN WITNESS WHEREOF, said LIBBEY GLASS INC. has caused its corporate seal to be affixed and this certificate to be signed by Thomas L. Young, its Vice President and attested by Arthur H. Smith, its Secretary, this 29th day of June, 1990.

BY:	/s/ Thomas L. Young
Thomas L. Young
Vice President

ATTEST:	/s/ Arthur H. Smith
Arthur H. Smith
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:03 AM 12/30/1991
913645062 - 2119686
CERTIFICATE OF MERGER
OF
OI NEG STS INC.
INTO
LIBBEY GLASS INC.

     The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware
     DO HEREBY CERTIFY:
     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION
OI NEG STS Inc.	Delaware
Libbey Glass Inc.	Delaware
     SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.
     THIRD: That the name of the surviving corporation of the merger is Libbey Glass Inc.
     FOURTH: That OI LIBBEY FTS INC., a Delaware corporation, as a result of the merger into itself of OI LGC Finance Corporation, a Delaware corporation, is the owner of all of the stock of each of the constituent corporations.

     FIFTH: That as an effect of the merger, the Certificate of Incorporation of Libbey Glass Inc., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.
     SIXTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is One SeaGate, Toledo, Ohio 43666.
     SEVENTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation on request and without cost to any stockholder of either constituent corporation.
     EIGHTH: This Certificate of Merger shall be effective on December 30, 1991.

OI NEG STS INC.		LIBBEY GLASS INC.

By:	/s/ David G. Van Hooser	By:	/s/ David G. Van Hooser

	David G. Van Hooser		David G. Van Hooser
	Vice President and Treasurer		Vice President and Treasurer

Attest:	/s/ Arthur H. Smith	Attest:	/s/ Arthur H. Smith

	Arthur H. Smith		Arthur H. Smith
	Assistant Secretary		Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 07/15/1992
92 1985029 - 2119656
CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE

     Libbey Glass Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of Kent.
     The Board of Directors of Libbey Glass Inc. adopted the following resolution on the 1st day of July, 1992.
     Resolved, that the registered office of Libbey Glass Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.
     IN WITNESS WHEREOF,                 has caused this statement to be signed by Thomas L. Young, its Vice President and attested by Arthur H. Smith, its Secretary this 1st day of July, 1992.
ATTEST
                    By     /s/ Arthur H. Smith

             Secretary
By     /s/ Thomas L. Young

          Vice President